As filed with the Securities and Exchange Commission on August 11, 2000

                                                     Registration No. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ENGINEERING ANIMATION, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                                       42-1323712
    (State or other jurisdiction                        (I.R.S. Employer
  of incorporation or organization)                     Identification No.)

                             2321 North Loop Drive
                                Ames, Iowa 50010
                            Telephone: (515) 296-9908
     (Address, including zip code, telephone number, including area code, of registrant's principal executive offices)

                           ENGINEERING ANIMATION, INC.
                      1997 NON-QUALIFIED STOCK OPTION PLAN
                            (Full title of the plan)

                                Matthew M. Rizai
                             Chief Executive Officer
                              2321 North Loop Drive
                                Ames, Iowa 50010
                            Telephone: (515) 296-9908
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

             Jamie A. Wade, Esq.                    George C. McKann, Esq.
         Engineering Animation, Inc.              Gardner, Carton & Douglas
            2321 North Loop Drive             321 North Clark Street, Suite 3200
              Ames, Iowa  50010                   Chicago, Illinois  60610

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------------
           Title of Securities                Amount to be        Proposed Maximum          Proposed Maximum           Amount of
            to be Registered                   Registered    Offering Price Per Share   Aggregate Offering Price  Registration Fee
            ----------------                   ----------    -------------------------  ------------------------  -----------------

Common Stock (par value $0.01 per share)(1)

   - Reserved and not subject to awards          243,616               $6.53125 (4)             $1,591,117                $420.05
     outstanding under the Plan

   - Issuable pursuant to awards                 191,384               $9.253 (5)               $1,770,876                $467.51
     outstanding under the Plan                  -------                                                                  -------


            Total                                435,000 (2)(3)                                                           $887.56
                                                 =======                                                                  =======
----------------------------------------------------------------------------------------------------------------------------------


(1) Includes associated rights ("Rights") to purchase 1/150 of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share. Rights initially are attached to and trade with the Common Stock. The value attributable to such Rights, if any, is reflected in the market value of the Common Stock.

(2) Together with an indeterminable number of additional shares in order to adjust the number of shares reserved for issuance pursuant to the Plan as the result of a stock split, stock dividend or similar transaction affecting the common stock, pursuant to 17 C.F.R. ss. 230.416.

(3) Amount represents the number of shares issuable pursuant to the Plan in addition to the 600,000 (as adjusted to reflect the 3-for-2 stock split effective February 27, 1998) registered on Registration Statement No.
     333-40825  and  the  600,000  registered  on  Registration   Statement  No.
     333-68159.

(4) Estimated in accordance with Rule 457(c) and (h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the average of the high and low prices reported on the Nasdaq National Market on August 8, 2000.

(5) In accordance with Rule 457(h)(1), the proposed maximum offering price per share, proposed maximum aggregate offering price and the amount of the registration fee are based upon the weighted average exercise price of $9.253 per share.

         INCORPORATION BY REFERENCE OF EARLIER REGISTRATION ON FORM S-8

         Engineering Animation, Inc. ("Registrant" or the "Company"), has earlier filed registration statements on Form S-8 (Registration Statement Nos. 333-40825 and 333-68159) relating to the 1997 Non-Qualified Stock Option Plan of Engineering Animation, Inc. (the "Earlier Registration Statements"). This Registration Statement registers additional shares for offering pursuant to such Plan. Subject to the final paragraph of Item 3 of Part II of this Registration Statement, the contents of the Earlier Registration Statements are incorporated herein by reference.

                           ENGINEERING ANIMATION, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

Item 3.  Incorporation of Documents by Reference.

         There are hereby incorporated by reference in to this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by the Registrant:

     1.   Annual  Report on Form 10-K for the  fiscal  year ended  December  31,
          1999;

     2. Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2000;

     3.   Current Reports on Form 8-K, filed March 3 and April 7, 2000; and

     4. The description of Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-4 filed with the Commission on August 21, 1998, including any amendment or report filed for the purpose of updating such description (File No. 333-61569).

         In addition, each document filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in the original Section 10(a) prospectus (as regards any statement in any previously filed document incorporated by reference herein), or a statement in any subsequently filed document that is also incorporated by reference herein or a statement in any subsequent Section 10(a) prospectus, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.           Index to Exhibits.

         See Index to Exhibits.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ames, State of Iowa, on this 11th day of August 2000.

                           ENGINEERING ANIMATION, INC.

                                          By:  /s/ Matthew M. Rizai
                                               ---------------------------------
                                                        Matthew M. Rizai
                                            Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENT, that each of the undersigned hereby constitutes and appoints, jointly and severally, Matthew M. Rizai and Jamie A. Wade, or either of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign, execute and file any amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on this 11th day of August 2000.

Signatures                                      Title
----------                                      -----

/s/ Matthew M. Rizai                       Chairman and Chief Executive Officer
--------------------------------           (Principal Executive Officer)
Matthew M. Rizai


/s/ Martin J. Vanderploeg                  Director
--------------------------------
Martin J. Vanderploeg


/s/ Michael K. O'Gara                      Vice President of Finance and
--------------------------------           Chief Financial Officer (Principal
Michael K. O'Gara                          Financial and Accounting Officer)


/s/ Jamie A. Wade                          Director
--------------------------------
Jamie A. Wade


--------------------------------           Director
Michael Crow


/s/ Laurence J. Kirshbaum                  Director
--------------------------------
Laurence J. Kirshbaum

                                Index to Exhibits

Exhibit Number             Description of Document
--------------             -----------------------

         4.1               Specimen Common Stock Certificate*

         4.2 Rights Agreement between the Company and First Chicago Trust Company of New York, dated as of January 1, 1996*

         5.1 Opinion of Gardner, Carton & Douglas regarding legality of securities

         23.1              Consent of KPMG LLP

         23.2              Consent of Ernst & Young LLP

         23.3 Consent of Gardner, Carton & Douglas (included in exhibit 5.1)

         24.1              Powers of Attorney (included on signature page)
-------------
        * Incorporated by reference to the Registrant's Registration Statement on Form S-1 (File No. 33-80705) filed with the Commission on January 31, 1996.

                                      E-1